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                                                              Exhibit 24.1


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                CERTIFICATE RE: RESOLUTION OF THE BOARD OF DIRECTORS
                                        OF
                         ABN AMRO MORTGAGE CORPORATION

     I, Kirk P. Flores, Assistant Secretary of ABN AMRO Mortgage Corporation (the "Corporation") do hereby certify that the Board of Directors of the Corporation, by unanimous consent of directors in lieu of meeting dated as of February 1, 1998, adopted the following resolutions, which remain in full force and effect at this date:

     RESOLVED, that any one of the following officers: the Chairman of the Board; any Vice Chairman; the President; the Chief Executive Officer; the Chief Operating Officer; the Chief Financial Officer; the Treasurer; the Controller; any Executive Vice President; any Senior Vice President; any Vice President; any Assistant Vice President; and any other officer of the Corporation designated by any of the foregoing officers, acting alone, is authorized in his/her discretion, to do or perform any or all corporate and official acts in carrying on the business of the Corporation, and each such officer is hereby empowered in his/her discretion to appoint all necessary agents and attorneys; also, to make, execute and acknowledge all deeds, conveyances, mortgages, releases, leases, agreements, contracts, bills of sale, assignments, powers of attorney, or of substitution, proxies, certificates, declarations, receipts, discharges, satisfactions, settlements, petitions, schedules, accounts, affidavits, indemnity bonds and other instruments in writing in connection with the purchase, sale, mortgage, exchange, lease, assignment, transfer, management or handling in any way of any property, real or personal, of any description, held or controlled by the Corporation, and either the secretary, or any assistant secretary is authorized to attest and affix the corporate seal to any and all instruments in writing, requiring such attestation, or which are executed under seal.
The enumeration of particular powers in this resolution shall not restrict or be taken to restrict in any way, the general powers and authorities otherwise given to said officers or any of them.

     FURTHER RESOLVED, that the foregoing resolution shall supersede all prior resolutions establishing officer signing authority and shall remain in effect until revoked or rescinded by further action of this board of directors.

     I further certify that the following persons hold the titles in the Corporation indicated below and are therefore authorized to act for and on behalf of the Corporation pursuant to the foregoing resolutions, and that the specimen signatures of such officers appear below:

     /s/
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Name: Stewart Fleming
Title:   Vice President

     Witness my hand this 30th day of March, 1998.

     /s/
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Name:     Kirk P. Flores
Title:   Assistant Secretary